EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated January 30, 2012, with respect to the consolidated financial statements included in the Annual Report of Versant Corporation on Form 10-K for the year ended October 31, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statements of Versant Corporation on Forms S-8 (File Nos. 333-08537, effective July 19, 1996, 333-29947, effective June 24, 1997, 333-80827, effective June 16, 1999, 333-43480, effective August 10, 2000, 333-58152, effective April 2, 2001, 333-67776, effective August 17, 2001, 333-87922, effective May 9, 2002, 333-107956, effective August 14, 2003, 333-113871, effective March 24, 2004, 333-125368, effective May 31, 2005, 333-130601, effective December 22, 2005, 333-143278, effective May 25, 2007, 333-152550, effective July 25, 2008, 333-159931, effective June 12, 2009, and 333-174018, effective May 6, 2011).
/s/ GRANT THORNTON LLP
San Francisco, California
January 30, 2012